SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[x]

Preliminary Information Statement

[  ] Confidential, for use of the Commission only

[  ]

Definitive Information Statement

                                American Tony Pharmaceuticals, Inc.                               .

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]

No fee required.

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)

Title of each class of securities to which transaction applies:

  ..................................................................

  2)

Aggregate number of securities to which transaction applies:

  ..................................................................

  3)

Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)

Proposed maximum aggregate value of transaction:

  ...................................................................

  5)

Total fee paid:

  ...................................................................

[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)

Amount Previously Paid:

  ......................................

  2)

Form, Schedule or Registration Statement No.:

  ......................................

  3)

Filing Party:

  ......................................

  4)

Date Filed:

  ......................................

AMERICAN TONY PHARMACEUTICALS, INC.

125 Maiden Lane, Suite 309

New York, NY 10038

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of American Tony Pharmaceuticals, Inc. (“ATP”) have given their written consent to a resolution adopted by the Board of Directors of ATP to amend the Certificate of Incorporation so as to change the name of the company to “Tongli Pharmaceuticals (USA), Inc.”  We anticipate that this Information Statement will be mailed on October 7, 2008 to shareholders of record.  On or after October 27, 2008, the amendment of the Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective.

Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, ATP will not hold a meeting of its shareholders to consider or vote upon the amendment of ATP’s Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

October 7, 2008

Yao Mingli

Chief Executive Officer

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote were determined as of the close of business on September 23, 2008.  At that date, there were issued and outstanding 10,033,216 shares of ATP common stock, each of which entitles the holder thereof to one vote.

The following table sets forth the number of shares of ATP’s common stock owned by each person who, as of the record date, owned beneficially more than 5% of the common stock, as well as the ownership of such shares by each member of ATP’s Board of Directors and the shares beneficially owned by its officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Voting Power
Yao Mingli	1,735,000		17.3%
Yao Yuan	700,000		7.0%
Zhao AiLing	786,667		7.8%
Jack L. Kaye	40,000	(2)	0.4%
C. Mark Tang	30,000		0.3%
All officers and directors as a group (5 persons)	3,291,667		32.8%

__________________________

(1)

Except as otherwise noted, all shares are owned of record and beneficially.

(2)

Ownership of the shares held by Mr. Kaye will not vest unless he remains a member of the Board of Directors on April 1, 2009.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of ATP has adopted a resolution to change the name of the corporation from American Tony Pharmaceuticals, Inc. to “Tongli Pharmaceuticals (USA), Inc.”  The holders of shares representing a majority of the voting power of ATP’s outstanding common stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Delaware on or after October  27, 2008, and it will become effective on the date of such filing (the “Effective Date”).

Reasons for Approving the Name Change

The primary reason for the name change is to better represent the corporation’s business.  ATP recently acquired the outstanding capital stock of American Tony Pharmaceutical, Inc., a Delaware corporation (“American Tony”).  American Tony is a holding company that owns Heilongjiang Tongli Technology Co., Ltd., which in turn owns all of the registered capital of Harbin Tianmu Pharmaceuticals Co., Ltd.  Both Heilongjiang Tongli Technology Co. Ltd. and Harbin Tianmu Pharmaceuticals Co., Ltd. are corporations organized under the laws of The People’s Republic of China.  Harbin Tianmu

Pharmaceuticals is engaged in the business of manufacturing and marketing pharmaceutical and health care products in The People’s Republic of China.

The corporation recently filed a Certificate of Amendment changing its name from Aim Smart Corp. to its current name, American Tony Pharmaceuticals, Inc.  Since then, however, management has concluded that the current name does not effectively describe the company’s business as a Chinese pharmaceuticals company.  Accordingly, the Board of Directors and the majority shareholders have decided to again change the corporation’s name.

Certificates for the corporation’s common stock that recite the name “Aim Smart Corp.” or “American Tony Pharmaceuticals, Inc.” will continue to represent shares of the corporation after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “Tongli Pharmaceuticals (USA), Inc.” after the Effective Date, he may do so by surrendering his certificate to the corporation’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  ATP’s Transfer Agent is:

Corporate Stock Transfer, Inc.

3200 Cherry Creek Drive South, Suite 430

Denver, CO 80209

Telephone: 303-282-4800

No Dissenters’ Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

* * *

3